Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	Will Ruthrauff, ext. 6571	November 9, 2015
Shelly Oates, ext. 3202

UGI Reports Strong Fiscal Year 2015 Results and Issues Fiscal Year 2016 Guidance

Fiscal Year Highlights

•	Adjusted net income of $353.8 million matches record level of prior year

•	FY 2016 Adjusted EPS Guidance of $2.15- $2.30 represents a three year CAGR of 11% at the midpoint

•	Several key growth projects delivered in FY15 and major new pipeline and LNG projects announced

VALLEY FORGE, Pa., November 9 - UGI Corporation (NYSE: UGI) today reported adjusted net income attributable to UGI of $353.8 million, or $2.01 per diluted share, for the fiscal year ended September 30, 2015, compared to $353.8 million, or $2.02 per diluted share for the fiscal year ended September 30, 2014. Adjusted net income attributable to UGI excludes the impact of gains and losses on commodity derivative instruments not associated with current period transactions, acquisition and transition expenses associated with the Finagaz acquisition, a loss on extinguishment of debt in France, and the retroactive effects of a change in French tax legislation in 2014. Adjusted earnings per diluted share for the year ended September 30, 2015 include a $0.01 loss as a result of the Finagaz acquisition, which was completed on May 29, 2015. On a GAAP basis, net income attributable to UGI was $281.0 million, or $1.60 per diluted share, for fiscal 2015, compared to $337.2 million, or $1.92 per diluted share, for the prior year period.

For the fourth fiscal quarter ended September 30, 2015, the company reported adjusted net income attributable to UGI of $1.9 million, or $0.01 per diluted share, compared to a loss of ($8.9) million, or ($0.05) per diluted share, for the fiscal quarter ended September 30, 2014. Adjusted results exclude the impact of gains and losses on commodity derivative instruments not associated with current period transactions and acquisition and transition expenses associated with the Finagaz acquisition. On a GAAP basis, the company reported a net loss attributable to UGI of ($9.2) million, or ($0.05) per share for the quarter ended September 30, 2015 compared to a net loss of ($19.8) million, or ($0.11) per share for the prior year period.

John L. Walsh, president and chief executive officer of UGI, said, “We are pleased with our results this year as our business delivered adjusted earnings that were in line with last year’s record year, despite warmer and less extreme weather conditions in the U.S. We are clearly seeing earnings contributions from investments made over the past few years and we’re making excellent progress on a range of new growth projects. In our Midstream & Marketing business we completed the Auburn III and Temple LNG liquefaction expansions and filed with the FERC for the Sunbury and PennEast Pipeline projects. In our Utility business, we added approximately 17,000 new customers and continued to invest heavily in infrastructure replacement and upgrade projects. AmeriGas completed nine acquisitions and continued the volume growth in its cylinder exchange and national accounts programs. Lastly, in our UGI International segment, we completed the Finagaz acquisition in May and the acquisition of Total’s LPG business in Hungary in September.”

Walsh continued, “Assuming normal weather patterns in 2016, we are expecting continued strong performance as contributions from our major new investments more than offset the impact of assumed normal weather in our service territories. We expect adjusted diluted earnings per share in the range of $2.15 to $2.30 for the fiscal year ending September 30, 2016.”

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UGI Reports Strong Fiscal Year 2015 Results and Issues Fiscal Year 2016 Guidance	Page 2

Segment Performance (Millions, except where otherwise indicated)
AmeriGas Propane1:

For the fiscal year ended September 30,	2015	2014	(Decrease)
Revenues	$2,885.3	$3,712.9	$(827.6)	(22.3)%
Total margin (a)	$1,545.3	$1,605.8	$(60.5)	(3.8)%
Operating and administrative expenses	$954.1	$964.1	$(10.0)	(1.0)%
Partnership Adjusted EBITDA	$619.2	$664.8	$(45.6)	(6.9)%
Operating income	$427.6	$472.0	$(44.4)	(9.4)%
Retail gallons sold	1,184.3	1,275.6	(91.3)	(7.2)%
Degree days - % (warmer) colder than normal	(5.8)%	3.4%
Capital expenditures	$102.0	$113.9	$(11.9)	(10.4)%

•	Retail gallons sold decreased primarily due to temperatures that were 8.9% warmer than the prior year.

•	Revenues decreased primarily due to lower propane costs and the lower volume; average daily wholesale prices at Mont Belvieu, Texas in fiscal 2015 were approximately 50% lower than fiscal 2014.

•	Total margin decreased as the lower retail volumes were partially offset by higher retail unit margins.

•	The decrease in Partnership Adjusted EBITDA primarily reflects the lower total margin partially offset by lower operating and administrative expenses.

[1]	Reflects 100% of amounts for AmeriGas; 26% of AmeriGas’s operating income is attributable to UGI.

UGI International:

For the fiscal year ended September 30,	2015	2014	Increase (Decrease)
Revenues	$1,808.5	$2,322.4	$(513.9)	(22.1)%
Total margin (a)	$688.5	$664.4	$24.1	3.6%
Operating and administrative expenses	$493.7	$470.2	$23.5	5.0%
Operating income	$112.8	$117.5	$(4.7)	(4.0)%
Income before income taxes	$76.4	$87.4	$(11.0)	(12.6)%
Finagaz acquisition and transition expenses	$22.6	$6.5	$16.1	247.7%
Loss on debt extinguishment	$10.3	$—	$10.3	NM
Adjusted income before income taxes	$109.3	$93.9	$15.4	16.4%
Retail gallons sold	697.0	631.1	65.9	10.4%
Degree days - % (warmer) than normal
Antargaz	(11.0)%	(14.1)%
Flaga	(12.6)%	(15.7)%
Capital Expenditures	$87.5	$73.2	$14.3	19.5%

•	Results include the impact of Finagaz, subsequent to its acquisition on May 29, 2015.

•	Total retail gallons sold were higher principally reflecting the incremental retail gallons attributable to Finagaz.

•	Revenues decreased primarily reflecting the combined impact on revenues of a weaker Euro and, to a lesser extent, the British Pound Sterling and the effect of lower LPG prices.

•
Total margin increased as incremental margin from Finagaz, and slightly higher local currency total margin at AvantiGas and Antargaz were offset by the translation effects of the weaker Euro and British Pound.

•
The decrease in operating income primarily reflects the higher total margin offset by increased operating, administrative, acquisition, transition and depreciation expenses related to the Finagaz acquisition.

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UGI Reports Strong Fiscal Year 2015 Results and Issues Fiscal Year 2016 Guidance	Page 3

Gas Utility:

For the fiscal year ended September 30,	2015	2014	Increase (Decrease)
Revenues	$933.1	$977.3	$(44.2)	(4.5)%
Total margin (a)	$484.5	$480.5	$4.0	0.8%
Operating and administrative expenses	$196.9	$183.8	$13.1	7.1%
Operating income	$226.5	$236.2	$(9.7)	(4.1)%
Income before income taxes	$187.4	$199.6	$(12.2)	(6.1)%
System throughput - billions of cubic feet (“bcf”)
Core market	81.3	80.4	0.9	1.1%
Total	213.5	208.8	4.7	2.3%
Degree days - % colder than normal	5.9%	10.0%
Capital expenditures	$189.7	$156.4	$33.3	21.3%

•	Temperatures in the Gas Utility service territory were 5.9% colder than normal but 3.7% warmer than the prior year.

•	Despite the warmer weather, system throughput increased due to higher large customer delivery service volumes and core market customer growth.

•	Revenues decreased reflecting lower revenue from off-system sales and the effects of lower gas recovery rates in fiscal 2015 partially offset by higher throughput.

•	Total margin increased primarily due to higher core-market sales and higher large firm delivery service total margin.

•
Operating and administrative expenses increased primarily due to higher distribution system and employee benefit expenses; depreciation expense increased primarily reflecting distribution system capital expenditures.

•	Operating income decreased reflecting the slightly higher total margin more than offset by the higher operating, administrative, and depreciation expenses.

Midstream & Marketing:

For the fiscal year ended September 30,	2015	2014	Increase (Decrease)
Revenues	$1,104.6	$1,368.9	$(264.3)	(19.3)%
Total margin (a)	$284.6	$292.2	$(7.6)	(2.6)%
Operating and administrative expense	$73.0	$70.6	$2.4	3.4%
Operating income	$184.8	$198.6	$(13.8)	(6.9)%
Income before income taxes	$182.7	$195.7	$(13.0)	(6.6)%
Capital expenditures	$88.2	$83.4	$4.8	5.8%

•	Revenues decreased primarily reflecting lower natural gas prices in fiscal 2015.

•
Total margin decreased reflecting lower natural gas marketing total margin due to lower average unit margins, and a decline in peaking total margin, reflecting lower natural gas prices in fiscal 2015, partially offset by:

•
Higher retail power total margin, reflecting higher unit margins, and higher natural gas gathering total margin, reflecting the expansion of our natural gas gathering system in the Marcellus region of Pennsylvania.

•
Operating income decreased primarily reflecting the lower total margin, slightly higher operating and administrative expenses, and higher incremental depreciation principally associated with storage and natural gas gathering assets and the Conemaugh generating unit.

(a)	Total margin represents total revenues less total cost of sales.

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UGI Reports Strong Fiscal Year 2015 Results and Issues Fiscal Year 2016 Guidance	Page 4

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in the Mid-Atlantic region. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2015 earnings and other current activities at 9:00 AM ET on Tuesday, November 10, 2015. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on November 10 through 11:59 PM ET on November 17. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 62231286.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East and those involving Russia, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-14	###	11/9/15

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
Revenues:
AmeriGas Propane	$418.2	$560.2	$2,885.3	$3,712.9
UGI International	379.1	433.1	1,808.5	2,322.4
Gas Utility	85.2	97.3	933.1	977.3
Midstream & Marketing	181.4	208.5	1,104.7	1,368.8
Corporate & Other (a)	18.9	12.3	(40.5)	(104.1)
Total revenues	$1,082.8	$1,311.4	$6,691.1	$8,277.3
Operating income (loss):
AmeriGas Propane	$(9.8)	$0.3	$427.6	$472.0
UGI International	(5.1)	(10.0)	112.8	117.5
Gas Utility	0.3	2.5	226.5	236.2
Midstream & Marketing	18.8	14.9	184.8	198.6
Corporate & Other (a)	(10.8)	(17.1)	(116.8)	(18.7)
Total operating (loss) income	(6.6)	(9.4)	834.9	1,005.6
Loss from equity investees	(0.1)	0.0	(1.2)	(0.1)
Interest expense:
AmeriGas Propane	(40.4)	(40.6)	(162.8)	(165.6)
UGI International (b)	(6.2)	(7.1)	(35.2)	(30.0)
Gas Utility	(9.4)	(10.0)	(39.1)	(36.6)
Midstream & Marketing	(0.5)	(0.4)	(2.1)	(2.9)
Corporate & Other, net (a)	(0.7)	(0.7)	(2.7)	(2.6)
Total interest expense	(57.2)	(58.8)	(241.9)	(237.7)
(Loss) income before income taxes	(63.9)	(68.2)	591.8	767.8
Income tax expense	11.4	8.2	(177.8)	(235.2)
Net (loss) income including noncontrolling interests	(52.5)	(60.0)	414.0	532.6
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	43.3	40.2	(133.0)	(195.4)
Net (loss) income attributable to UGI Corporation	$(9.2)	$(19.8)	$281.0	$337.2
Earnings (loss) per share attributable to UGI shareholders:
Basic	$(0.05)	$(0.11)	$1.62	$1.95
Diluted	$(0.05)	$(0.11)	$1.60	$1.92
Weighted Average common shares outstanding (thousands):
Basic	173,265	172,882	173,115	172,733
Diluted	173,265	172,882	175,667	175,231
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(1.0)	$(3.4)	$61.0	$63.0
UGI International	(7.1)	(18.3)	52.7	48.3
Gas Utility	(3.6)	(4.7)	115.8	118.8
Midstream & Marketing	11.3	9.9	108.9	117.8
Corporate & Other (a)	(8.8)	(3.3)	(57.4)	(10.7)
Total net (loss) income attributable to UGI Corporation	$(9.2)	$(19.8)	$281.0	$337.2

(a) Corporate & Other includes, among other things, net gains and (losses) on commodity derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.
(b) UGI International interest expense for the twelve months ended September 30, 2015 includes loss on extinguishment of debt of $10.3 million.

(continued)

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)
(continued)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity derivative instruments not associated with current period transactions, loss on extinguishment of debt, Finagaz transition and acquisition expenses and the retroactive impact of a change in French tax law. Volatility in net income at UGI can occur as a result of gains and losses on commodity derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP"). Midstream & Marketing records gains and losses on commodity derivative instruments not associated with current-period transactions in cost of sales or revenues for all periods presented. Effective October 1, 2014, UGI International determined that on a prospective basis it would not elect cash flow hedge accounting for its commodity derivative transactions and also de-designated its then-existing commodity derivative instruments accounted for as cash flow hedges. Also effective October 1, 2014, AmeriGas Propane de-designated its remaining commodity derivative instruments accounted for as cash flow hedges. Previously, AmeriGas Propane had discontinued cash flow hedge accounting for all commodity derivative instruments entered into beginning April 1, 2014.

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity derivative instruments not associated with current-period transactions and (2) other discrete items that can affect the comparison of period-over-period results.

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
Adjusted net income attributable to UGI:
Net (loss) income attributable to UGI Corporation	$(9.2)	$(19.8)	$281.0	$337.2
Net after-tax losses on commodity derivative instruments not associated with current period transactions	7.1	6.6	53.3	6.6
Net after-tax acquisition and integration expenses associated with Finagaz	4.0	4.3	14.9	4.3
Loss on Antargaz extinguishment of debt	0.0	0.0	4.6	0.0
Retroactive impact of change in French tax law	0.0	0.0	0.0	5.7
Adjusted net income attributable to UGI Corporation	$1.9	$(8.9)	$353.8	$353.8

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
Adjusted diluted earnings per share:
UGI Corporation (loss) earnings per share - diluted	$(0.05)	$(0.11)	$1.60	$1.92
Net after-tax losses on commodity derivative instruments not associated with current period transactions (1)	0.04	0.04	0.30	0.04
Net after-tax acquisition and integration expenses associated with Finagaz	0.02	0.02	0.08	0.03
Loss on Antargaz extinguishment of debt	0.00	0.00	0.03	0.00
Retroactive impact of change in French tax law	0.00	0.00	0.00	0.03
Adjusted diluted earnings per share	$0.01	$(0.05)	$2.01	$2.02

(1) Includes impact of rounding.